Exhibit 10.13

                  REVOLVING CREDIT AND DEFERRED PAYMENT SALES AGREEMENT

         This REVOLVING CREDIT AND DEFERRED PAYMENT SALES AGREEMENT is made as of the 8th day of October, 1996, by and among (i) The J.M. Ney Company (the "Borrower"), a Delaware corporation having its principal place of business at Ney Industrial Park, Bloomfield, CT 06002, (ii) BANK OF BOSTON CONNECTICUT, a Connecticut state chartered savings bank, and (iii) RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, ("RIHT"), a national banking association.



ss1.              DEFINITIONS AND RULES OF INTERPRETATION.


           The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

                  Affiliate. Any Person that would be considered to be an affiliate of the Borrower or any Bank under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower or such Bank were issuing securities.

                  Andersen Group, Inc.. Andersen Group, Inc., a Connecticut corporation.

                  Applicable Percentage. Eight-five percent (85%) with respect to raw materials Precious Metals and seventy-five percent (75%) with respect to work-in-progress and finished goods Precious Metals; provided that each of such percentages shall be subject to modification by BKB in its sole discretion from time to time based upon the results of its periodic examinations of the Borrower and its business.

                  Availability Amount. The lesser of (a) the amount by which the
Commitment exceeds the sum of (i) the aggregate outstanding balance of all Revolving Loans, plus (ii) the Deferred Payment Sale Amount, plus (iii) the Maximum Drawing Amount, plus (iv) the aggregate amount of all Unpaid Reimbursement Obligations, and (b) after giving effect to any proposed Deferred Payment Sale with respect to a type of Precious Metal, 90% of the aggregate number of ounces of such type of Precious Metal that are (i) owned by the Borrower and (ii) not subject to any liens other than liens in favor of the Banks (e.g. if the Borrower owns 1000 ounces of silver Precious Metal prior to a Deferred Payment Sale of silver, the Borrower will be limited to a Deferred Payment Sale of 9000 ounces of silver under this clause (b)).

                  Balance Sheet Date.  June 30, 1996.

                  Banks.  Collectively, BKB and RIHT.

                  Banks' Special Counsel. Bingham, Dana & Gould or such other counsel as may be approved by the Banks.

                  Base Rate. The higher of (a) the annual rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by BKB from three funds brokers of recognized standing selected by BKB.

                  Base Rate Loans. Revolving Loans bearing interest calculated by reference to the Base Rate.

                  BKB.  Bank of Boston Connecticut.

                  BKB's Head Office. BKB's office located at 31 Pratt Street, Hartford, Connecticut 06103, or such other location as BKB may designate from time to time.

                  Borrower.  As defined in the preamble hereto.

                  Borrowing Base. The sum of (a) 85% of Eligible Receivables, plus (b) the Applicable Percentage of each type of Eligible Precious Metal Inventory after subtracting from the number of ounces of each type of Precious Metals owned by the Borrower to be included in Eligible Precious Metal Inventory hereunder, 110% of the number of ounces of that type of Precious Metal that is the subject of a Deferred Payment Sale.

                  Borrower Security Agreement. The Security Agreement of even date herewith among the Borrower and the Banks.

                  Breakage Fee. With respect to any Deferred Payment Sale, the amount of any reduced return to RIHT due to redeployment loss as a result of the prepayment or late payment by the Borrower of any Deferred Payment Amount, as reasonably determined by RIHT in accordance with its customary practices.

                  Broker. A broker who trades for the Borrower's account in commodities futures, forwards or other contracts or instruments related to commodities and who is reasonably acceptable to the Banks.

                  Broker Accounts. The accounts maintained by the Borrower or any of the Subsidiaries with any Broker for trading in commodities futures, forwards or other contracts or instruments related to commodities.

                  Business Day. Any day on which banking institutions in Hartford, Connecticut and Providence, Rhode Island are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which is also a LIBOR Business Day.

                  Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will).

                  Capital Expenditures. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by such Person of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in conformity with generally accepted accounting principles

                  Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in conformity with generally accepted accounting principles.

                  Closing Date. The first date on which the conditions set forth in ss.10 have been satisfied.

                  Code. The Internal Revenue Code of 1986, as amended or modified or any successor thereto.

                  Collateral.  See ss.5.10.

                  Commitment. An amount equal to $6,000,000, as such amount may be reduced from time to time in accordance with ss.2.3; or if such commitment is terminated pursuant to the provisions hereof, zero.

                  Commitment Fee.  See ss.2.2.

                  Confirmation Order.  See ss.4.2.

                  Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the general ledger accounts of the Borrower and its Subsidiaries, consolidated in conformity with generally accepted accounting principles.

                  Consolidated Current Assets. All assets of the Borrower and its Subsidiaries on a consolidated basis that, in conformity with generally accepted accounting principles, are properly classified as current assets; provided, that any amounts due and payable to the Borrower by Andersen Group, Inc. shall be excluded from the definition of Consolidated Current Assets.

                  Consolidated Current Liabilities. All liabilities of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in conformity with generally accepted accounting principles.

                  Consolidated Financial Obligations. With respect to any period, an amount equal to the sum of all payments on Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases (including, without limitation, Deferred Payment Sale Interest). Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

                  Consolidated Net Income (or Net Loss). The consolidated net income (or net loss) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in conformity with generally accepted accounting principles.

                  Consolidated Shareholders Equity. An amount determined in conformity with generally accepted accounting principles that is equal to the sum of (a) the Consolidated capital accounts (including common stock and preferred stock, but excluding treasury stock) of the Borrower and its Subsidiaries, plus (b) the Consolidated retained earnings and additional paid in capital of the Borrower and its Subsidiaries, minus (c) the Consolidated book value of all assets acquired by the Borrower and its Subsidiaries after the Closing Date not in the ordinary course of business which, under generally accepted accounting principles, would be treated as intangible assets and minus
(d) any amounts due and payable to the Borrower by Andersen Group, Inc., the parent of the Borrower.

                  Consolidated Tangible Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

(a) The total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(b) All amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus
(c) to the extent otherwise included in Consolidated Tangible Net Worth, the aggregate amount of any subscriptions receivable.

                  Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles.

                  Consolidated Total Debt. With respect to any fiscal period, an amount equal to the aggregate amount of all Indebtedness of the Borrower or any of its Subsidiaries outstanding during such fiscal period pursuant to any final judgment or any agreement, document, payment or performance guaranty or instrument to which the Borrower or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases.

                  Consolidated Total Liabilities. All liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in conformity with generally accepted accounting principles (including, without limitation, Deferred Payment Sale Interest) and all Indebtedness of the Borrower and its Subsidiaries, to the extent not so classified.

                  Conversion Request. A notice given by the Borrower to BKB of the Borrower's election to convert or continue a Revolving Loan in accordance with ss.2.7.

                  Credit Agreement. This Revolving Credit and Deferred Payment Sales Agreement, including the Schedules and Exhibits hereto.

                  Default. Any event, which with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder.

                  Default Rate.  The Base Rate plus three percent (3%).

                  Deferred Payment Date. The earliest of (a) a date mutually agreed to by RIHT and the Borrower with respect to a particular Deferred Payment Sale (which shall not exceed 180 days after the date of such Deferred Payment
Sale), (b) the Revolving Loans Maturity Date, or (c) the occurrence of an Event of Default.

                  Deferred Payment Sale.  See ss.4.1.

                  Deferred Payment Sale Amount. The aggregate amount owed to RIHT on any day on account of all Deferred Payment Sales, as reasonably calculated by RIHT on such day, including without limitation all Purchase Prices, Precious Metal Fees, Breakage Fees, and Deferred Payment Sale Interest.

                  Deferred Payment Sale Interest. Interest on the principal balance of the Deferred Payment Sale Amount calculated in accordance with the method and/or amount set forth on the Confirmation Order for the applicable sale (which will be RIHT's cost of leasing the metals, as reasonably determined by RIHT, plus two and one-half of one percent (2.5%), or a variable rate determined by RIHT to be set forth in the Confirmation Order).

                  Dollars or $. Dollars in lawful currency of the United States of America.

                  Domestic Lending Office. Initially, the head office of BKB; thereafter, such other office of BKB, if any, located within the United States that will be making or maintaining Base Rate Loans.

                  Drawdown Date. The date on which any Revolving Loan is made or is to be made, and the date on which any Revolving Loan is converted or continued in accordance with ss.2.7.

                  EBITDA. The sum of (a) Consolidated Net Income (or Net Loss) for any period, plus (b) any income taxes (as calculated in accordance with the Tax Sharing Agreement) or interest expense of the Borrower and its Subsidiaries for such period, plus (c) depreciation and amortization of the Borrower and its Subsidiaries for such period, all as determined in conformity with generally accepted accounting principles.

                  Eligible Precious Metal Inventory. The Fair Market Value of the fine metal component (not including alloys or any labor component) of the Borrower's raw materials, work-in-progress and finished goods Precious Metals which are located at Permitted Inventory Locations, are subject to the Banks' perfected, first lien security interest and no other lien or security interest, are not in transit to third parties, are usable in the ordinary course of the Borrower's business, and conform to the representations and warranties set forth herein.

                  Eligible Receivables. Those accounts of the Borrower which arise from the sale of inventory or rendition of services in the ordinary course of the Borrower's business; are subject to the Banks' perfected, first lien security interest and no other lien or security interest; are evidenced by an invoice or other documentary evidence reasonably satisfactory to the Banks; and which are not accounts: (i) that arise out of a sale made by the Borrower to any affiliate, division, subsidiary or parent of the Borrower or to any person or entity controlled by or under common control with an affiliate, division, subsidiary or parent of the Borrower; (ii) which are due or unpaid more than (A) sixty (60) days after their original due date or (B) one hundred and five (105) days after the original invoice date or which are payable by an account debtor as to which more than twenty percent (20%) of such account debtor's accounts owed to the Borrower are due or unpaid more than (Y) sixty days after their original due date or (Z) one hundred and five (105) days after the original invoice date; (iii) as to which the account debtor is also a creditor or supplier of the Borrower, has disputed liability or made any claim with respect to any other account due from such account debtor to the Borrower, or as to which the account is otherwise subject to any defense, counterclaim or offset of or by the account debtor; (iv) as to which the account debtor is located outside the United States (except as otherwise agreed in writing in its discretion by BKB with respect to specific foreign account debtors); (v) as to which the account debtor is located in New Jersey or Minnesota, unless the Borrower has
(x) filed a Notice of Business Activities Report in the appropriate office or agency for such state in the then current year, or (y) received a Certificate of Authority to do business and is in good standing in such state; (vi) as to which the sale giving rise to the account is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or other repurchase or return basis, or is evidenced by a note or chattel paper; (vii) which arise out of a sale made by the Borrower to an account debtor that is the United States Government or any agency or subdivision thereof, unless the Borrower has complied in all respects with the Federal Assignment of Claims Act of 1940, or has otherwise satisfied the Banks in their reasonable discretion as to the assignability and collectibility of said accounts; (viii) as to which the account debtor is the debtor with respect to more than 10% of the accounts receivable of the Borrower or as to which the account debtor has had any bankruptcy or insolvency proceeding commenced by or against it; or (ix) the account debtors in respect of which are reasonably deemed by the Banks to be uncreditworthy or insolvent.

                  Environmental Laws. Any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

                  ERISA.  The Employee Retirement Income Security Act of 1974.

                  ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

                  ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                  Event of Default.  See ss.12.1.

                  Fair Market Value. On any day, (a) as to gold, the London Bullion Brokers second fixing price for that day, or, in the event that the London Bullion Brokers shall discontinue or alter its usual practice of quoting a price in Dollars for gold on such day, RIHT's spot quotation for that day; (b) as to silver, the Noon Handy & Harman published silver base price, or, in the event that there is no Handy & Harman fix or silver is not quoted in Dollars on such day, RIHT's spot quotation for that day; and (c) as to platinum or palladium, the London Bullion Brokers second fixing price for the applicable metal for that day, or, in the event that the London Bullion Brokers shall discontinue or alter its usual practice of quoting a price in Dollars for the applicable metal on such day, RIHT's spot quotation for that day

                  Generally Accepted Accounting Principles or generally accepted accounting principles. (a) When used in ss.9, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on February 29, 1996, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

                  Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                  Guaranty. The Unlimited Guaranty of even date herewith executed and delivered to the Banks by Ney Ultrasonics Inc., a Delaware corporation and Subsidiary of the Borrower.

                  Guarantor  Security   Agreement.   The  Security  Agreement
of  even  date  herewith  among  NeY Ultrasonics Inc. and the Banks.

                  Hedging Policy.  See ss.8.1(g) hereof.

                  Indebtedness. All obligations, contingent and otherwise, that in conformity with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event to the extent not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto by the obligor, whether or not the liability secured thereby shall have been assumed; (c) indebtedness arising under or in connection with any judgment; and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

                  Interest Payment Date. (a) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

                  Interest Period. With respect to each Revolving Loan (a) initially, the period commencing on the Drawdown Date of such Revolving Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any LIBOR Rate Loan, 1, 2, 3 or 4 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

(ii) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(iii) if the Borrower shall fail to give notice as provided in ss.2.7, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan, or the continuation of the applicable Base Rate Loan as a Base Rate Loan, as applicable, on the last day of the then current Interest Period with respect thereto;

(iv) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the corresponding calendar month; and

(v) any Interest Period relating to any Revolving Loan that would otherwise extend beyond the Revolving Loan Maturity Date shall end on the Revolving Loan Maturity Date.

                  Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                  Letter of Credit.  See ss.3.1.

                  Letter of Credit Application.  See ss.3.1.

                  Letter of Credit Fee.  See ss.3.5.

                  LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England or such other interbank market as may be selected by BKB in its sole discretion acting in good faith.

                  LIBOR  Lending  Office.  Initially,  the head  office  of BKB;
thereafter, such other office of BKB, if any, that shall be making or maintaining LIBOR Rate Loans.

                  LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to the rate determined by BKB at which Dollar deposits for such Interest Period are offered based either on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period or, if such Telerate Page is unavailable for any reason whatsoever, on any other information reasonably available to BKB, divided by a number equal to 1.00 minus the LIBOR Reserve Rate.

                  LIBOR Rate Loans. Revolving Loans bearing interest cal-culated by reference to the LIBOR Rate.

                  LIBOR Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "LIBOR Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

                  Loan Documents. This Credit Agreement, the Note, the Guaranty, the Tax Sharing Agreement, and the Security Documents.

                  Loan Request.  See ss.2.6.

                  Maximum Drawing Amount. As of any date, the maximum amount that may be drawn upon letters of credit issued by BKB.

                  Mortgage. The Mortgage Deed, Security Agreement and Fixture Filing of even date herewith executed and delivered by the Borrower to the Banks.

                  Multiemployer Plan. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

                  Note.  See ss.2.4.

                  Note Record.  A Record with respect to the Note.

                  Obligations. All indebtedness, obligations and liabilities of every kind and nature of the Borrower or any of its Subsidiaries to any of the Banks, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, those obligations arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Loans or Deferred Payment Sales made or the Note or other instruments at any time evidencing any thereof.

                  Outstanding. With respect to the Revolving Loans or the Deferred Payment Sale Amount, the aggregate unpaid principal thereof as of any date of determination.

                  Patent Assignment. The Patent Collateral Assignment and Security Agreement of even date herewith among the Borrower and the Banks.

                  PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

                  Permitted Inventory Locations. Locations owned by the Borrower or as to which the applicable lessor or owner of such location has entered into an agreement, in form and substance reasonably acceptable to the Banks, acknowledging the first lien of the Banks in the Collateral and agreeing to give the Banks access to such collateral for the purpose of removing it from the premises.

                  Permitted Liens. Liens, security interests and other encumbrances permitted by ss.8.2.

                  Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

                  Precious Metals. Gold measured in troy ounces having a fineness of not less than .995; silver measured in troy ounces having a fineness of not less than .999; and platinum and palladium measured in troy ounces having a fineness of not less than .9995, in each case without regard to whether such metal is in bullion form or is contained in or processed into other materials which contain elements other than such Precious Metal; provided that, for the purposes hereof, the term "Precious Metals" refers only to the number of ounces of the applicable metal, and not to any other contents of such materials.

                  Precious Metal Fees. The amount of any applicable premiums (which shall be established for each order of Precious Metals by RIHT in its sole discretion), delivery charges, shipping insurance charges or other related items applicable to each order of Precious Metals.

                  Purchase Price The amount payable to RIHT as the purchase price portion of the Deferred Payment Sale Amount on any Deferred Payment Date, which Purchase Price shall be, (a) if the Deferred Payment Date is earlier than the Revolving Loan Maturity Date and prior to the occurrence of an Event of Default, equal to either (i) a price to which the Borrower and RIHT agree or
(ii) if the Borrower and RIHT cannot agree, the Fair Market Value of the applicable Precious Metal on the date of the sale, plus any Breakage Fees incurred by the Banks (as determined by RIHT), Precious Metal Fees, and Deferred Payment Sale Interest accrued thereon at the Default Rate until paid in full; and (b) if the Deferred Payment Date is the Maturity Date, the Fair Market Value of the applicable Precious Metals on the applicable date, plus any Breakage Fees incurred by RIHT (as determined by RIHT), Precious Metal Fees, and Deferred Payment Sale Interest thereon; and (c) if the Deferred Payment Date is after the occurrence of an Event of Default, RIHT's spot prices for the applicable Precious Metals, which may be determined by RIHT as of the date that the Event of Default is declared by the Banks to have occurred or as of any date thereafter that RIHT determines to be appropriate under the circumstances, plus any Breakage Fees incurred by the RIHT (as determined by RIHT), Precious Metal Fees, and Deferred Payment Sale Interest thereon at the Default Rate until paid.

                  Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

                  Record. The grid attached to the Note, or the continuation of such grid, or any other similar record, including computer records, maintained by BKB with respect to any Revolving Loans referred to in the Note.

                  Reimbursement Obligation. The Borrower's obligation to reimburse BKB on account of any drawing under any Letter of Credit as provided herein.

                  Revolving Loan Maturity Date.  October 8, 1999.

                  Revolving Loans. Revolving Loans made or to be made by BKB to the Borrower pursuant to ss.2.

                  RIHT.  Rhode Island Hospital Trust National Bank.

                  Security Documents.  See ss.5.10.

                  Stock Pledge Agreement. The Stock Pledge Agreement of even date herewith between the Borrower and the Banks.

                  Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own, directly or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding Voting Stock or equity interests.

                  Tax Sharing Agreement.  See ss.8.12.

                  Type. As to any Revolving Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

                  Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor version thereto adopted by BKB in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                  Unpaid Reimbursement Obligations. The sum of all unpaid Reimbursement Obligations of the Borrower.

                  Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

                  ss.1.2.  Rules of Interpretation.

                  A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  The singular includes the plural and the plural includes the singular.

         A reference to any law includes any amendment or modification to such law.

         A reference to any Person includes its permitted successors and permitted assigns.

         Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         The words "include", "includes" and "including" are not limiting.

         All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Connecticut, have the meanings assigned to them therein.

         Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

         The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

ss.2.        THE REVOLVING LOAN FACILITY

ss.2.1. Co Subject to the terms and conditions set forth in this Credit Agreement, BKB agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Loan Maturity Date upon notice by the Borrower to BKB given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding at any one time equal to the lesser of (a) the Borrowing Base and (b) the sum of the Commitment minus the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the Deferred Payment Sale Amount (after giving effect to all amounts requested). Each request for a Revolving Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.10 and ss.11, in the case of the initial Revolving Loans to be made on the Closing Date, and ss.10, in the case of all other Revolving Loans, have been satisfied on the date of such request.

ss.2.2. Co The Borrower agrees to pay to BKB a Commitment Fee calculated on the basis of a 360 day year and at a rate per annum equal to one-quarter of one percent (0.25%) per annum on the average daily unused amount of the Commitment (calculated by deducting the sum of outstanding Revolving Loans, the Maximum Drawing Amount, all Unpaid Reimbursement Obligations, and the Deferred Payment Sale Amount from the Commitment). The Commitment Fee will accrue commencing on the date hereof and will be payable monthly in arrears on the first business day of each month (or portion thereof), commencing on the first such date after the date hereof, and upon the Revolving Loan Maturity Date (or upon any earlier reduction or termination of the Commitment).

ss.2.3. Vo The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to BKB to reduce by $100,000 or an integral multiple of $50,000 in excess thereof, or to terminate entirely, the Commitment. Upon the effective date of any such voluntary reduction or other (voluntary or involuntary) termination, the Borrower shall pay to BKB the full amount of the Commitment Fee then accrued on the amount of the reduction in accordance with ss.2.2 hereof. In addition, upon the termination of the Commitment, the Borrower will pay to BKB the aggregate amount of all interest accrued on the outstanding principal amount of the Revolving Loans through and including such date of termination. No reduction or termination of the Commitment may be reinstated.

ss.2.4. Th The Revolving Loans shall be evidenced by the promissory note of the Borrower in substantially the form of Exhibit A hereto (the "Note"). The Borrower irrevocably authorizes BKB to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Loan or at the time of receipt of any payment of principal on the Note, an appropriate notation on BKB's Note Record reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Loans set forth on BKB's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to BKB, but the failure to record, or any error in so recording, any such amount on BKB's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note to make payments of principal of or interest on the Note when due.

ss.2.5.  In  Except as otherwise provided in ss.5.9,

(a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the Base Rate.

(b) Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest
         Period with respect thereto at the LIBOR Rate determined for such Interest Period plus two and one-half of one percent (2.5%).

(c) The Borrower promises to pay interest on each Revolving Loan in arrears on each Interest Payment Date with respect thereto.

ss.2.6. Re Except as expressly provided for in certain cash management agreements between the Borrower and BKB, the Borrower shall give to BKB written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Loan requested hereunder (a "Loan Request") no less than (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Loan requested,
(ii) the proposed Drawdown Date of such Revolving Loan, (iii) the Interest Period for such Revolving Loan in the case of a LIBOR Rate Loan and (iv) the Type of such Revolving Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Loan requested from BKB on the proposed Drawdown Date. Except as expressly provided for in certain cash management agreements between the Borrower and BKB, each Loan Request loan shall be in a minimum aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof.
ss.2.7.  Conversion Options.

(a) The Borrower may elect from time to time to convert any outstanding Revolving Loan to a Revolving Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give BKB at least one (1) Business Day's prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give BKB at least three (3) LIBOR Business Days' prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Base Rate Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred. On the date on which such conversion is being made BKB shall take such action as is necessary to transfer such Revolving Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Revolving Loans of any Type may be converted into a Revolving Loan of another Type as provided herein, provided that any partial conversion of a Base Rate Loan to a LIBOR Rate Loan shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.
(b)  Any  Revolving  Loan of any Type may be  continued  as a Revolving
     Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending after the occurrence of any Default or Event of Default. (c) Any conversion to or from LIBOR Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $100,000 or an integral multiple of $50,000 in excess thereof. Notwithstanding anything to the contrary contained herein, at no time shall there be, in the aggregate, more than six (6) different Interest Periods with respect to outstanding LIBOR Rate Loans.
ss.2.8. Maturity. The Borrower promises to pay on the Revolving Loan Maturity Date, and there shall become absolutely due and payable on the Revolving
Loan Maturity Date, all of the Revolving Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

ss.2.9. Mandatory Repayments of Revolving Loans. If at any time the aggregate outstanding amount of the Revolving Loans exceeds the lesser of (a) the Borrowing Base and (b) the sum of the Commitment minus the Maximum Drawing Amount, all Unpaid Reimbursement Obligations and the Deferred Payment Sale Amount, then the Borrower shall immediately pay the amount of such excess to BK first for application to the Revolving Loans and Unpaid
Reimbursement Obligations and then to the Deferred Payment Sale Amount. Each such partial prepayment upon the Revolving Loans shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.

ss.2.10. Optional Repayments of Revolving Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.2.10 is made on a day other than the last day of the Interest Period relating thereto, then the Borrower shall be obligated to pay to BKB the amount of any loss, cost or expense associated with the prepayment of LIBOR Rate Loans in accordance with ss.5.8(d) hereof. Except as expressly provided for in certain cash management agreements between the Borrower and the Bank, the Borrower shall give BKB, no later than 10:00 a.m., Hartford time, at least one (1) Business Day's prior written notice of any proposed prepayment pursuant to this ss.2.10 of Base Rate Loans, and three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this ss.2.10 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Revolving Loans, the type of Revolving Loan to be prepaid and the principal amount to be prepaid. Except as expressly provided for in certain cash management agreements between the Borrower and the Bank, each such partial prepayment of the Revolving Loans shall be in a principal amount of $100,000 or whole multiples of $50,000 in excess thereof, and each such prepayment shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans.
ss.3.         LETTERS OF CREDIT.
ss.3.1.    Letter of Credit Commitment.

(a) Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on BKB's customary form (a "Letter of Credit Application"), BKB (BKB being the sole issuer of the Letters of Credit) upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by BKB; provided, however, that after giving effect to such request,(i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $500,000 at any one time and (ii) the sum of (A) the Maximum Drawing Amount,
     (B) all Unpaid Reimbursement Obligations, (C) the aggregate amount of all Revolving Loans outstanding, and (D) the Deferred Payment Sale Amount, shall not exceed the Commitment.
(b) Each Letter of Credit Application shall be completed to the reasonable satisfaction of BKB. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.
(c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight or time drafts for honor thereunder when presented in conformity with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is ten (10) days prior to the Revolving Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

ss.3.2. Reimbursement Obligation of the Borrower.

(a) In order to induce BKB to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to BKB, for the account of BKB, with respect to each Letter of Credit issued, extended or renewed by BKB hereunder,

          (i) except as otherwise expressly provided in ss.3.2(a)(ii) and (iii), on each date that any draft presented pursuant to such Letter of Credit is honored by BKB, or BKB otherwise makes a payment pursuant thereto, (i) the amount paid by BKB pursuant to such Letter of Credit, and (ii) the amount of any taxes, fees or charges whatsoever incurred by BKB in connection with any payment made by BKB pursuant to such Letter of Credit,
          (ii) upon the reduction (but not termination) of the Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by BKB as cash collateral for all Unpaid Reimbursement Obligations, and
          (iii) upon the termination of the Commitment, or the acceleration of the Unpaid Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.12, an amount equal to the then current Maximum Drawing Amount on all Letters of Credit, which amount shall be held by BKB as cash collateral for all Unpaid Reimbursement Obligations.

Each such payment shall be made to BKB at BKB's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.3.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to BKB on demand at the rate specified in ss.5.9(a) for overdue principal on the Revolving Loans.

(b) On the thirtieth  (30th) day prior to the Revolving  Loan Maturity
     Date, the aggregate amount of all Letters of Credit then outstanding shall be (a) cash collateralized by delivery by the Borrower to BKB of an amount equal to 105% of the Maximum Drawing Amount or (b) secured by delivery by the Borrower to BKB of a "back-to-back" letter of credit, issued by a bank satisfactory to BKB (in its reasonable discretion), in an amount equal to 105% of the Maximum Amount (it being understood that from time to time such cash collateral will be released, and such back-to-back letters of credit may be reduced, to the extent that the Maximum Drawing Amount is reduced).

ss.3.3. Obligations Absolute. The Borrower's obligations under this ss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Banks that the Banks shall not be responsible for, and the Borrower's Unpaid Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, without gross negligence and without willful misconduct by such Bank, shall be binding upon the Borrower and shall not result in any liability on the part of any Bank to the Borrower.

ss.3.4.  Reliance by Issuer. The Banks shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Banks. The Borrower shall, on the date of issuance or any extension or renewal of any Letter of Credit and at such (ii) cusan amount (in each case, a "Letter of Credit Fee") equal to one and one-half percent (1-1/2%) per annum on the face amount of such Letter of Credit.
ss.4.          DEFERRED PAYMENT SALE FACILITY.

ss.4.1. Deferred Payment Sales. Provided no Default or Event of Default has occurred and is continuing, RIHT, at the request of the Borrower, will sell or deliver Precious Metals to the Borrower on a deferred payment basis (collectively, the "Deferred Payment Sales"), provided that RIHT will not sell or deliver Precious Metals to the Borrower on a deferred payment basis if doing so would cause the Deferred Payment Sale Amount owing to RIHT to exceed the Availability Amount.

ss.4.2. Mechanics of Sales.
(a) The Borrower shall give notice to RIHT of its desire to purchase or receive deliveries of Precious Metal on a deferred payment basis. Upon receiving such request, RIHT shall quote payment terms to the Borrower for the requested amount and type of Precious Metal. If the Borrower agrees to pay on RIHT's payment terms, RIHT will then send via telecopier a written confirmation of the sale to the Borrower which written confirmation (the "Confirmation Order") will include the following items: (i) the quantity and fineness of the Precious Metal sold; (ii) the payment terms for the Precious Metal sold; (iii) the amount of any applicable premiums (which shall be established for each order by RIHT in its sole discretion), delivery charges, shipping insurance charges or other related items applicable to such order of Precious Metals; and (iv) the manner of payment. In each case, Deferred Payment Sale Interest will accrue on a daily basis and will be payable within 10 days after RIHT sends to the Borrower its monthly invoice.
(b) Following a request by the Borrower for the delivery of a specified quantity of Precious Metals, the agreement of RIHT to deliver such Precious Metals, and the agreement of the Borrower and RIHT on pricing and other terms for such delivery, the Borrower shall be obligated to pay the Purchase Price on each Deferred Payment Date with respect to such Precious Metals.

ss.4.3. Deliveries of Precious Metals. All deliveries of Precious Metals by RIHT to the Borrower will be made by delivery to the Permitted Inventory Location designated by the Borrower, such delivery to be on terms and conditions satisfactory to RIHT. All shipping expenses (including insurance) shall be borne by the Borrower and any such expenses paid or incurred by RIHT shall be reimbursed by the Borrower upon demand by RIHT. Upon RIHT's sale or delivery of Precious Metals to the Borrower, title to the Precious Metals will become vested in the Borrower. Upon each delivery, the Borrower shall bear the entire risk of loss, theft, damage or destruction of the Precious Metals from any cause whatsoever, whether or not such Precious Metals are insured. Notwithstanding anything to the contrary contained herein, RIHT shall not be liable to the Borrower if RIHT fails to deliver the Precious Metals by reason of any act of occurrence beyond RIHT's control including any Act of God or other catastrophe, force majeure, lack of supply, delay in transportation, war or other hostilities, strike, lock out, epidemic, acts of government or other public authority, unavoidable casualties or any other causes beyond RIHT's control. RIHT MAKES NO WARRANTY OF MERCHANTABILITY IN RESPECT TO PRECIOUS METAL SOLD OR DELIVERED UNDER THIS AGREEMENT NOR OF FITNESS FOR ANY PARTICULAR PURPOSE NOR ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, except RIHT does warrant to the Borrower that the Precious Metal sold or delivered to the Borrower hereunder will be of the fineness stated in the applicable Confirmation Order.

ss.4.4. Maturity. Deferred Payment Sales will be available until the Revolving Loan Maturity Date and all or any portion of the Deferred Payment Sale Amount that is not due or payable before the Revolving Loan Maturity Date will in any event be payable not later than the Revolving Loan Maturity Date. All agreements to sell or deliver Precious Metals shall, if not sooner expired, expire on the Revolving Loan Maturity Date.

ss.4.5. Availability. During the term hereof, purchases of Precious Metals will be available in minimum amounts to be determined by RIHT. All purchases will be priced by reference to the Fair Market Value of the applicable Precious Metal on the particular day, plus applicable Precious Metal Fees.

ss.4.6. Inventory Restrictions. All Precious Metal shall be located at all times solely at Permitted Inventory Locations, and may be sold or otherwise disposed of solely in the ordinary course of the Borrower's business consistent with past practices.

ss.5.        CERTAIN GENERAL PROVISIONS.

ss.5.1.      Funds for Payments.

(a) All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents with respect to Revolving Loans shall be made to BKB at BKB's Head Office or at such other location that BKB may from time to time designate, in each case in immediately available funds. The Deferred Payment Sale Amount owed to RIHT, including, without limitation, all Deferred Payment Sale Interest, all Purchase Prices, Precious Metal Fees and Breakage Fees applicable thereto, shall be repaid by the Borrower to RIHT in the applicable Precious Metal or in immediately available Dollars and in accordance with the requirements of the applicable Confirmation Order.
(b)  All payments by the Borrower  hereunder and under any of the other
     Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Banks, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks to receive the same net amount which the Banks would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Banks certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

ss.5.2.   Computations.  All computations of interest on the Revolving Loans and the deferred Payment Sale Interest and all computaions of fees due and payable hereunder shall be based on a 360 day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extensions. The outstanding amount of (a) the Revolving Loans as reflected onthe Note Record and (b) the Deferred Payment Sale Amount as reflected on the books and records of RIHT from time to time shall be considered correct anda binding on the Borrower unless within fifteen (15) Business Days after receipt of any notice by the Borrower of such outstanding amounts, the Borrower shall notify BKB or RIHT, as applicable, of its disagreement with such calculation.

ss.5.3. Inability to Determine LIBOR Rate. In the event prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, BKB shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable during any Interest Period, BKB shall forthwith give notice of such determination to the Borrower (which shall be conclusive and binding on the Borrower). In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of BKB to make LIBOR Rate Loans shall be suspended until BKB determines that the circumstances giving rise to such suspension no longer exist, whereupon BKB shall so notify the Borrower.

ss.5.4. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive, or the interpretation or application thereof shall make it unlawful for BKB to make or maintain LIBOR Rate Loans, BKB shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of BKB to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) the Revolving Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by applicable law. The Borrower hereby agrees promptly to pay BKB, upon demand by BKB, any additional amounts that are reasonably necessary to compensate BKB for any costs (but excluding loss of anticipated profits) incurred by BKB in making any conversion in accordance with this ss.5.4, including any interest or fees payable by BKB to lenders of funds obtained by it in order to make or maintain LIBOR Rate Loans hereunder.

ss.5.5. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other governmental authority (whether or not having the force of law), shall:

(a) subject any Bank to any tax, levy, impost, duty charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, the Commitment or the Revolving Loans, Letters of Credit, or Deferred Payment Sales (other than taxes based upon or measured by the income or profits of such Bank), or
(b) materially change the basis of taxation (except for change in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Revolving Loan, Letters of Credit, Deferred Payment Sale Amount, or any other amounts payable to any Bank under this Agreement or any of the other Loan Documents, or
(c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or
(d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Commitment, the Revolving Loans, the Letters of Credit, the Deferred Payment Sales, or any class of loans or commitments of which any of the Revolving Loans, the Letters of Credit, or Deferred Payment Sales forms a part, and the result of any of the foregoing is:
          (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Revolving Loans, Letters of Credit, or Deferred Payment Sales or the Commitment, or
          (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of the Commitment or any of the Revolving Loans, Letters of Credit, or Deferred Payment Sales, or
          (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as will be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum.

ss.5.6. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force or law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Bank or any corporation controlling such Bank and such Bank determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Commitment or the Revolving Loans, the Letters of Credit or the Deferred Payment Sales, then such Bank may notify the Borrower of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate or the Deferred Payment Sale Interest, as applicable, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the amounts payable hereunder shall increase by an amount that will, in the reasonable determination of such Bank (as the case may be), provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on a basis determined by such Bank in its discretion to be equitable, and the Borrower shall not have the right to review or challenge the basis for such allocation.

ss.5.7. Certificate. A certificate setting forth any additional amounts payable pursuant to ss.ss.5.5 or 5.6 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent demonstrable error, that such amounts are due and owing.

ss.5.8. Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on all or any portion of any LIBOR Rate Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain a LIBOR Rate Loan, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request, (c) default by the Borrower in the conversion of any LIBOR Rate Loan after the Borrower has given (or is deemed to have given) a request for conversion in accordance with ss.2.7 or (d) the making of any payment of all or any portion of any LIBOR Rate Loan or the making of any conversion of all or any portion of such LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loan.

ss.5.9. Interest After Default

(a) Overdue (beyond any grace period) principal of, and (to the extent permitted by applicable law) interest on any Revolving Loan and the
     Deferred Payment Sale Amount and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Default Rate until such amount shall be paid in full (after as well as before judgment).
(b) After the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Revolving Loans, all Unpaid Reimbursement Obligations, and the Deferred Payment Sale Amount not overdue shall bear interest at a rate per annum equal to the Default Rate.


ss.6.    Representations and Warranties.  The Borrower represents and warrants to the Banks as follows:

ss.6.1.  Corporate Authority.

(a) Incorporation; Good Standing. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

(b) Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with or require approval under any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries (other than those already obtained by the Borrower on or prior to the date hereof).

(c)  Enforceability.   The  execution  and  delivery  of  this  Credit
     Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief or any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

ss.6.2. Government Approvals. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

ss.6.3. Title to Properties; Leases. Except as indicated on Schedule
6.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except
Permitted Liens. ss.6.4. Financial Statements. There has been furnished to each of the Banks consolidated and consolidating balance sheets and consolidated and consolidating statements of income of Andersen Group, Inc. and its Subsidiaries (including the Borrower) for the fiscal year ending February 29, 1996, and as at the Balance Sheet Date. Such balance sheets and statements of income have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition of Andersen Group, Inc. and the Borrower as at the close of business on the dates thereof and the results of operations for the periods reported therein. There are no material contingent liabilities of the Borrower or any of its Subsidiaries as of either of such dates which were not disclosed in such balance sheets and the notes related thereto.

ss.6.5. No Material Changes, Etc. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the four (4) fiscal month period then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or any of its Subsidiaries.

ss.6.6. Franchises, Patents, Copyrights, Etc. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without conflict with any rights of others.

ss.6.7. Litigation. Except as set forth in Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries considered as a whole or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

ss.6.8. No Materially Adverse Contracts, Etc. Neither the
Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected to have any materially adverse effect on the business of the Borrower and its Subsidiaries considered as a whole.

ss.6.9. Compliance with Other Instruments, Laws, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of/any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule, regulation or law (including, without limitation, Environmental laws and ERISA), in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower and its Subsidiaries taken as a whole.

ss.6.10. Tax Status. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

ss.6.11 No Default of Default. or Event of Default has occurred and is continuing.

ss 6.12 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is
(a) "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935;
(b) an "investment company"or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defomed in the Investment Company Act of 1940;
(c) a "commodity trading adviser," a "commodity pool operator" or a "futures commission merchant" within the meaning of the Commodity Futures Trading Commission Act of 1974, as amended.

ss.6.13. Regulations U and X. The proceeds of the Revolving Loans, the Letters of Credit and the Deferred Payment Sales shall be used for working capital and general corporate purposes of the Borrower. No portion of any Revolving Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

ss.6.14. Subsidiaries, etc. The only Subsidiaries of the Borrower are set forth on Schedule 6.14 attached hereto; provided, that if the Borrower shall acquire any additional Subsidiaries after the date hereof in accordance with the terms hereof, the Borrower shall promptly provide the Banks with an updated
Schedule 6.14.

ss.6.15. Insurance. The Borrower and each of its Subsidiaries maintain with financially sound and reputable insurers insurance with respect to their properties and business against such casualties and contingencies as are in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as are reasonable and prudent.

ss.6.16. Broker Accounts. Attached hereto as Schedule 6.16 is a true, correct and complete listing of all of the Broker Accounts of the Borrower.

ss.6.17. D The representations and warranties herein do not contain any untrue statement of a material fact and do not omit any facts necessary to make the statements contained in such representations and warranties not misleading.

ss.6.17. Disclosures. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, the Deferred Payment Sale Amount or other obligation is outstanding hereunder or under any Loan Document or any Bank has any obligation to make any Revolving Loan or Deferred Payment Sale or issue any Letter of Credit:

ss.7. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, the Deferred Payment Sale Amount or other obligation is outstanding hereunder or under any Loan Document or any Bank has any obligation to make any Revolving Loan or Deferred Payment Sale or issue any Letter of Credit:

ss.7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Loans and the Deferred Payment Sale Amount, the Commitment Fees, the Precious Metal Fees, the Breakage Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

ss.7.2. Maintenance of Office. The Borrower will maintain its chief executive office in Bloomfield, Connecticut, or at such other place in the United States of America as the Borrower shall designate upon written notice to BKB, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

ss.7.3. Records and Accounts. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in conformity with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

ss.7.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated and reviewed consolidating balance sheets of Andersen Group, Inc. and its Subsidiaries (including, without limitation, the Borrower and its Subsidiaries) as at the end of such year, and the related consolidated and reviewed consolidating statements of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in conformity with generally accepted accounting principles, and accompanied by a review thereof (or, if requested at any time by the Banks, an unqualified (except for non-material qualifications acceptable to the Banks) audit thereof) by independent certified public accountants satisfactory to the Banks, which statements shall be accompanied by annual projections submitted by the management of the Borrower in form and detail acceptable to the Banks;

     (b)  as soon as  practicable,  but in any event not later  than  forty-five
          (45)  days  after  the end of each  calendar  quarter,  copies  of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated statements of cash flow for the portion of the Borrower's fiscal year then elapsed, and aging reports with respect to accounts receivable and accounts payable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to customary year-end adjustments);

     (c) as soon as practicable, but in any event not later than thirty (30) days after the end of each month, copies of the unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated and consolidating statements of income for the portion of the Borrower's fiscal year then elapsed, and aging reports with respect to accounts receivable and accounts payable, all in reasonable detail and prepared in conformity with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to customary year-end adjustments);

     (d)  simultaneously with the delivery of the financial  statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in form and substance reasonably satisfactory to BKB and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.9 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

     (e) on the fourth day of each calendar week, a Borrowing Base report certified by the chief financial officer or president of the Borrower, in form reasonably acceptable to BKB;

     (f) as and when requested by either of the Banks, collateral reports by an independent collateral auditor or appraiser satisfactory to the Banks with respect to the amount and value of Precious Metal and other inventory held by the Borrower and set forth in the borrowing base of the Borrower;

    (g) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the public shareholders of the Borrower or any stockholder of the Borrower, and copies of all registration statements and Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange by the Borrower or any stockholder of the Borrower;

    (h)   as soon as  available  and in any event not later than 6 p.m.
          on the  fourth  Business  Day of each  calendar  week,  (i) a  summary
          (certified by the chief financial officer of the Borrower and substantially in form reasonably acceptable to BKB) of the long and short positions of the Borrower (including, without limitation, their respective open, forward, and options and futures contracts) for Precious Metal and the Precious Metal Inventory of the Borrower as at the close of business on the previous Friday (or if such Friday was not a Business Day, then as at the close of business on the next prior Business Day), and promptly thereafter, a written advice with respect to the foregoing, together with such reasonable detail as to permit the Banks to ascertain the basis of such calculations and summaries and (ii) a schedule (certified by the chief financial officer of the Borrower) setting forth the calculations necessary to show the Borrower's compliance with the terms of Section 8.10 hereof; and

    (i) from time to time such other financial data and information (including accountants' management letters) as any Bank may reasonably request.

ss.7.5.  Notices.

     (a) Defaults. The Borrower will promptly notify each of the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to each of the Banks, describing the notice or action and the nature of the claimed default.

     (b) Notice of Litigation and Judgments. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Banks in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries considered as a whole and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to each of the Banks, in writing, in form and detail satisfactory to the Banks, within ten (10) days of any judgment not fully covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

ss.7.6. Corporate Existence: Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this ss.7.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

ss.7.7.   Insurance.  The  Borrower  will,  and  will  cause  each  of  its
Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

ss.7.8. Taxes. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

ss.7.9. Inspection of Properties and Books, Etc. The Borrower shall permit the Banks and their representatives and consultants to (a) visit and inspect any of the properties of the Borrower or any of its Subsidiaries, (b) examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), (c) conduct examinations and verifications of the components of the Borrowing Base, the other assets of the Borrower and all systems and procedures of the Borrower, including those systems and procedures relating to tracking and valuation of Precious Metals and to cash management,
(d) if an Event of Default shall have occurred and be continuing or if the Banks have notice or knowledge of any violation of Environmental Laws, to conduct environmental inspections of the properties and assets of the Borrower and its Subsidiaries and (e) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as any of the Banks may reasonably request.

ss.7.10.  Compliance  with Laws,  Contracts,  Licenses,  and  Permits.  The
Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, ERISA, and occupational and safety laws; (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

ss.7.11. Use of Proceeds. The Borrower will use the proceeds of the Revolving Loans solely for working capital and general corporate purposes.

ss.7.12. Margin Calls in Respect of Futures Contracts. The Borrower shall, and shall cause each of the Subsidiaries to, meet all initial and variation margin calls and make all other payments required in respect of futures contracts acquired by the Borrower and the Subsidiaries, respectively, on any commodities exchange as promptly as may be necessary in order that such futures contracts shall remain in full force and effect. Futhermore, the Borrower shall not, nor shall it permit or suffer any of the Subsidiaries to, close out any of its futures contracts, except in the normal course of its business operations.

ss.7.13. Precious Metal Price Fluctuations. The Borrower shall, and shall cause each of the Subsidiaries to, maintain in effect at all times arrangements of the type set forth in the Hedging Policy for the purpose of limiting the financial exposure of the Borrower and the Subsidiaries to adverse price fluctuations of Precious Metal purchased or to be purchased in the ordinary course of their respective businesses. The Borrower shall, and shall cause each of the Subsidiaries to, comply in all material respects with all of the terms and conditions of the Hedging Policy.

ss.7.14. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and execute such further instruments and documents as the Banks shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents, including without limitation maintaining the first priority security interest of the Banks in the Collateral.

ss.8. Certain Negative covenants of the Borrower. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, or the Deferred Payment Sale Amount or other amount due and payable under any of the Loan Documents, is outstanding or any Bank has any obligation to make any Revolving Loan or Deferred Payment Sale or issue any Letter of Credit:

ss.8.1. Restrictions on Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

     (a) Indebtedness to the Banks and their respective Affiliates arising under any of the Loan Documents;

     (b) current liabilities incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

     (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of ss.7.8;

     (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

     (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

     (f)  Indebtedness owed to the Borrower by a Subsidiary of the Borrower;

     (g) under non-speculative hedge arrangements satisfactory to the Banks designed to hedge against fluctuations in the price of Precious Metals, and interest rates covering the notional amount set forth in the trading and hedging policies of the Borrower with respect to Precious Metals, financial futures, foreign currencies, futures or options (the "Hedging Policy"), all of which shall be reasonably satisfactory to the Banks;

     (h)  Other Indebtedness to the Banks and their respective Affiliates; and

     (i)  Indebtedness owed by the Borrower to a Subsidiary of the Borrower.

     (j) Indebtedness incurred in connection with Capitalized Leases with third party financial institutions other than the Banks; provided, that the aggregate principal amount of all such Indebtedness shall not exceed $800,000 at any time.

ss.8.2.  Restrictions on Liens.  The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or
(f) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits the Borrower or such Subsidiary from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind provided that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist:

               (i) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (ii) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (iv) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by ss.7.1(d);

               (v) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 60 days from the date of creation thereof in respect of obligations not overdue;

               (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances, none of which encumbrances, restrictions, defects, irregularities and liens interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and all of which do not individually or in the aggregate materially affect the value or marketability of any Real Estate or have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (vii) liens in favor of the Banks and their respective Affiliates securing the payment of the Obligations and other Indebtedness due and owing to the Banks and such Affiliates; and

               (viii) security interests in personal property acquired by the Borrower or its Subsidiaries after the date hereof to secure Capitalized Lease Indebtedness of the type and amount permitted by ss.8.1(j) in connection with the acquisition of such property, which security interests cover only the personal property so acquired.

ss.8.3. Restrictions on Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment, including without limitation any Investment in a partnership or joint venture, except Investments in:

     (a) marketable direct or guaranteed obligations of the United States of America and its agencies that mature within five (5) years from the date of purchase by the Borrower;

     (b)  demand  deposits,   certificates  of  deposit,  bankers
          acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

     (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

    (d)  Investments existing on September 30, 1996 and listed on Schedule
         8.3 hereto;


    (e) Investments by the Borrower in Subsidiaries existing on the date hereof;

    (f) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding;

    (g)  Investments expressly permitted by ss.8.4; and

    (h) Other Investments in an aggregate amount not in excess of $500,000 at any time consisting of the issued and outstanding capital stock of savings and loan associations having total assets of not less than $1,000,000,000.

ss.8.4. Merger, Consolidation and Acquisition and Disposition of Assets. (a) The Borrower will not, and will not permit any of its Subsidiaries to become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition other than (i) the sale of inventory and leasing of equipment in the ordinary course of business; (ii) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, and (iii) the merger or consolidation of two or more Subsidiaries of the Borrower, provided, that, if a merger or consolidation occurs between a Subsidiary which is partially owned by the Borrower and a Subsidiary which is wholly owned by the Borrower, the wholly owned subsidiary shall be the surviving entity.

     (a) The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of obsolete or worn-out assets in the ordinary course of business, consistent with past practices.

ss.8.5. Sale and Leaseback. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

ss.8.6. No Restrictions on Pledge or Upstreaming. The Borrower will not, and will not permit any of its Subsidiaries to, agree with any third party to limit, prohibit or restrict in any way (a) the ability or right of the Borrower or any of its Subsidiaries to grant to the Banks liens on or security interests in any of their respective properties and assets, or (b) the ability or right of any of the Subsidiaries of the Borrower to transfer money or other assets to the Borrower at any time.

ss.8.7. ERISA Compliance. Neither the Borrower nor any of its subsidiaries will at any time permit any pension plan or other employee benefit plan maintained by it that is subject to ERISA to:

(a)  engage in any  "prohibited  transaction"  as defined in
     the   Code;   (b)  incur   any   "accumulated   funding
     deficiency" as defined in Section 302 of ERISA; or

(c) terminate under circumstances which result in the imposition of a lien on the property of the Borrower or any of its Subsidiaries.

ss.8.8. Transactions with Affiliates. Neither the Borrower nor any of its subsidiaries will enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a person or entity which is not an Affiliate, provided that in no event shall any such transaction involve loans or extensions of credit to or other investments in any such Affiliate except such Indebtedness and other Investments that are expressly permitted by this Agreement.

ss.8.9. Dividends and Distributions. The Borrower shall not make any dividend or distribution to or for the benefit of its shareholders; provided, that as long as (a) no Default or Event of Default has occurred, and (b) after giving effect to such dividend or distribution, the Borrower will be in compliance with all of its covenants in ss.9 herein, the Borrower may make dividends to Andersen Group, Inc., its sole shareholder, in any fiscal year of the Borrower ending on or after February 28, 1997 in an aggregate amount equal to the sum of (1) required payments under the Tax Sharing Agreement plus (2) fifty percent (50%) of the Borrower's net income for the immediately preceding fiscal year of the Borrower; and provided further that, unless a Default or Event of Default has occurred or would occur as a result thereof, the Borrower may make additional cash dividends to Andersen Group, Inc., in $500,000 increments and in an aggregate amount not in excess of $3,500,000, if, and only if, such amount of up to $3,500,000 is paid solely with the proceeds of (i) a Revolving Loan hereunder or (ii) the sale of Precious Metals to RIHT.

ss.8.10. No Changes in Hedging Policy. The Borrower will not cause or permit any modification or amendment change in any material respect of the Hedging Policy.

ss.8.11. Precious Metal Consignments and Retail Consignments. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any consignments or other arrangements that provide for the consignment or lease of Precious Metal (a) to any other Person or (b) from any Person other than (i) consignment transactions from any Person entered into with the prior written consent of the Banks involving Precious Metals having a fair market value not in excess of $1,200,000 and (ii) consignments from customers of the Borrower of Precious Metals to be commingled in Precious Metals inventory of the Borrower.

ss.8.12. Tax Sharing Agreement. The Borrower will not amend, modify or waive in any material respect any term or condition of the Tax Sharing Agreement effective as of March 1, 1996 between Andersen Group, Inc. and the Borrower (the "Tax Sharing Agreement") without the prior written consent of the Banks.

ss.9. Financial Covenants of the Borrower. The Borrower covenants and agrees that, so long as any Revolving Loan or Letter of Credit, or the Deferred Payment Sale Amount or any other amount due and payable under any of the Loan Documents, is outstanding or any Bank has any obligation to make any Revolving Loan or Deferred Payment Sale or issue any Letter of Credit:

ss.9. Ratio of EBITDA to Debt Payments. As of the last day of the four fiscal quarters of the Borrower most recently ended, the Borrower shall not permit the ratio of (a) EBITDA of the Borrower for such period of four fiscal quarters less (i) Capital Expenditures that were not financed for their express purpose by BKB, and (ii) taxes of or allocable to the Borrower for such period of four fiscal quarters to (b) Consolidated Financial Obligations during the such period of four fiscal quarters to be less than 1.35 to 1.

ss.9.2. Ratio of Liabilities to Tangible Net Worth. At all times, the Borrower shall not permit the ratio of (a) Consolidated Total Liabilities of the Borrower, to (b) the Borrower's Consolidated Tangible Net Worth, to exceed 1.25 to 1.

ss.9.3.  Net Shareholder  Equity.  The Borrower shall maintain at all times
(a) Consolidated Shareholder Equity of not less than the sum of (i) $14,500,000, plus (ii) on a cumulative basis, 50% of the Borrower's positive Consolidated Net Income for each fiscal year ending on or after February 28, 1997, plus (iii) 100% of the net proceeds from any issuance of capital stock, options, rights or warrants to buy capital stock, or other equity; minus (iv) the effect on such Consolidated Shareholder Equity of (A) the payment of up to $3,500,000 dividends to Andersen Group, Inc. permitted by the terms hereof in the aggregate after June 30, 1996, and (B) the distribution of the Borrower's Ultrasonic business if and only if the Banks consent in writing to such distribution.

ss.9.4. Ratio of Current Assests to Current Liabilities. The Borrower shall maintain at all times a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.

ss.9.5.  Consecutive Net Losses. The Borrower shall not permit Consolidated
Net Income to be less than $0.00 in any two consecutive fiscal quarters of the Borrower.

ss.9.6. Capital Expenditures. The Borrower shall not make or commit to Capital Expenditures in excess of $2,000,000 during any fiscal year of the Borrower ending on or after February 28, 1997.

ss.10. Closing Conditions. The obligations of the Banks to make the initial Revolving Loans and Deferred Payment Sales shall be subject to the satisfaction of the following conditions precedent on or prior to October 15, 1996:

ss.10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

ss.10.2. Certified Copies of Charter Documents. Each of the Banks shall have received from the Borrower a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

ss.10.3. Corporate Actionl All corporate action necessary for the valid execution, delivery and performance by the Borrower of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

ss.10.4. Incumbency Certificate. Each of the Banks shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower, each of the Loan Documents to which the Borrower is or is to become a party; (b) to make Loan Requests, and Conversion Requests; (c) to execute Confirmation Orders; and (d) to give notices and to take other action on its behalf under the Loan Documents.

ss.10.5. Financial Condition. The Banks shall be satisfied that the financial information previously delivered to them fairly presents the business and financial condition of the Borrower and its Subsidiaries as at the close of business on the Balance Sheet Date and the results of operations for the periods covered by such information, and that there has been no material adverse change in the business, assets or financial condition of the Borrower and/or its Subsidiaries since such date.

ss.10.6. Regulatory Approvals. The Banks shall have received all necessary regulatory approvals and evidence of compliance with all state and Federal laws, including but not limited to Regulation U and state and Federal securities laws, applicable to any of the parties to the transactions.

ss.10.7. Opinion of Counsel. Each of the Banks shall have received a favorable legal opinion addressed to the Banks, dated as of the Closing Date, in form and substance satisfactory to the Banks, including opinions with respect to the Borrower, the Loan Documents, and the transactions contemplated by this Credit Agreement.

ss.10.8. Security Documents. The Borrower shall have (a) executed and delivered to the Banks the Security Documents and (b) taken all steps reasonably required to effect and perfect the Banks' security interests in the Collateral. ss.11. COND The obligations of the Banks to make any Revolving Loan or Deferred Payment Sales or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

ss.11. Conditions to all Borrowings. The obligation of the Banks to make any Revolving Loan or Deferred Payment Sales or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following condtions precedent:

ss.11.1.   Representations   True;  No  event  of  Default.   Each  of  the
representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Loan or Deferred Payment Sale or issuance of such Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred. The Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

ss.11.2. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and the Banks' Special Counsel, and the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

ss.12.  Events of Default; Acceleration; Etc.

ss.12.1. Events of Default and Acceleration. If any of the following events ("Events of Default") shall occur:

(a) the Borrower shall fail to pay when due any principal of any Revolving Loan, any Reimbursement Obligation, or any Deferred Payment Sale Amount;

(b) the Borrower shall fail to pay when due any interest on any Revolving Loan, the Commitment Fee, any Deferred Payment Sale Interest, any Precious Metal Fee, any Breakage Fee, or any other sum due hereunder or under any of the other Loan Documents;
                                                                              )
         the Borrower shall fail to comply with any of its covenants contained in ss.7.5(a) or (b), ss.8, ss.9.1 or ss.9.5;

(d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.12.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by one of the Banks;

(e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall be determined by the Banks to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f) the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation for borrowed money or credit received and/or in respect of any Capitalized Leases in an aggregate amount in excess of $100,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received and/or in respect of any Capitalized Leases in an aggregate amount in excess of $100,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(g)       the Borrower or any of its  Subsidiaries  shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not be dismissed within sixty
          (60) days of the  filing  thereof;

(h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i) there shall remain in force, undischarged, unsatisfied, unstayed and unbonded (to the reasonable satisfaction of the Banks), for more than sixty (60) days, whether or not consecutive, any final judgment against the Borrower and/or any of its Subsidiaries that, with other outstanding final judgments, undischarged and unbonded (to the reasonable satisfaction of the Banks), against the Borrower or any of its Subsidiaries exceeds in the aggregate $500,000;

(j) with respect to any pension plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower and/or any of its Subsidiaries to the PBGC or such pension plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such pension plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such pension plan; or a trustee shall have been appointed by the United States District Court to administer such pension plan; or the PBGC shall have instituted proceedings to terminate such pension plan;

(k) any uninsured loss, theft or destruction of or damage to any Precious Metal that is the subject of a Deferred Payment Sale or to any products or property which includes Precious Metal that is the subject of a Deferred Payment Sale or to any other Collateral;

(l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(m) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(n) there shall occur formore than thirty (30) days the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material aderse effect on the business or financial condition of the Borrower or such Subsidiary; or

(o) Andersen Group, Inc., shall, at any time, legally or beneficially own less than one hundred percent (100%) of the issued and outstanding stock of the Borrower;

then, and in any such event, the Banks may, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in ss.ss.12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any Bank. For the purposes of this ss.12, RIHT shall have the right in its discretion to calculate the Deferred Payment Sale Amounts based upon RIHT's spot prices for the applicable Precious Metals, as of the date that the Event of Default is declared to have occurred or as of such date that RIHT determines to be appropriate under the circumstances.

ss.12.2. Termination of Commitment. If any one or more of the Events of Default specified in ss.12.1(g) or ss.12.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Revolving Loans and Deferred Payment Sales and issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred and be continuing, the Banks may, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Revolving Loans and Deferred Payment Sales and issue Letters of Credit to the Borrower. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

ss.12.3. Remedies. In case any one or more of the Events of Default shall have occurred, and whether or not the Banks shall have accelerated the maturity of the Revolving Loans, Letters of Credit and Deferred Payment Sales pursuant to ss.12.1, each Bank, if owed any amount with respect to the Revolving Loans and/or Deferred Payment Sales, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced or otherwise, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

ss.13. Setoff. Regardless of the adequacy of any Collateral, after the occurrence of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower (other than employee tax withholding and fiduciary accounts) and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agree with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness arising hereunder or under the other Loan Documents owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by the Loan Documents owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Loan Documents by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Indebtedness evidenced by the Loan Documents held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Indebtedness evidenced by the Loan Documents held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Loan Documents held by it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

ss.14. Expenses. The Borrower agrees to pay (a) EXP the reasonable fees, expenses, disbursements and out-of-pocket expenses of the Banks (including, without limitation, reasonable legal expenses) incurred by the Banks in connection with the preparation, administration, amendment, modification or interpretation of the Loan Documents and other instruments mentioned (b)in, a all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank, with such costs based on actual hours worked by such staff counsel and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank in connection with the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default. The covenants of this ss.14 shall survive for a period of one hundred and eighty (180) days following the payment or satisfaction of all other Obligations.

ss.15. Idemnification. The Borrower agrees to indemnify and hold harmless the Banks from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or in connection with this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of, the Letters of Credit or the proceeds of any of the Revolving Loans or the Deferred Payment Sales, or (b) the Borrower entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of outside counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks shall be entitled to select their own outside counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such outside counsel. If, and to the extent that the obligations of the Borrower under this ss.15 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.15 shall survive payment or satisfaction in full of all other Obligations.

ss.16.   Survival   of   Covenants,   Etc.   All   covenants,   agreements,
representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Revolving Loans or Deferred Payments Sales, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Note or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Revolving Loans or Deferred Payment Sale or issue any Letters of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

ss.17.  Assignment and Participation.

ss.17.1. Assignment by Banks. Following the occurrence of an Event of Default, each Bank may, following written notice to the Borrower, assign to one or more Persons all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of the Commitment and the same portion of the Revolving Loans at the time owing to it and the Note held by it).

ss.17.2. Participation. Each Bank may, following written notice to the Borrower, sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $500,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Loans or Deferred Payment Sale Interest, extend the term or increase the amount of the Commitment as it relates to such participant or reduce the amount of any commitment fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

ss.17.3.  Disclosure.  The Borrower  agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process, and
(c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

ss.17.4. Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

ss.18. Notices, Etc. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Note or any other Loan Document shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

(a) if to the Borrower, at The J.M. Ney Company, Ney Industrial Park, Bloomfield, Connecticut 06002, Attention: Andrew O'Shea, Chief Financial Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

(b)      if to BKB, at 100 Pearl Street, Hartford, Connecticut 06103, Attention:
         Lynn Ryan, Assistant Vice President, or such other address for notice as BKB shall last have furnished in writing to the Person giving the notice; and

(c)      if to RIHT, at One Hospital Trust Plaza, Providence Rhode Island 02903,
         Attention: Albert Brown, Senior Vice President, or such other address for notice as RIHT shall last have furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or confirmed facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

ss.19. Governing Law. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF CONNECTICUT AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN ss.18. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

ss.20. Headings. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

ss.21.  Counterparts.   This Credit  Agreement and any  amendment  hereof may
be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

ss.22. Entire Agreement. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.24.

ss.23. Waiver of Jury Trial. Each party hereto hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Note or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Each party hereto hereby also waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each party hereto (a) certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the other parties hereto have been induced to enter into this Credit Agreement and the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

ss.24. Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Banks (and, in the case of any amendment, with the written consent of the Borrower). No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

ss.25. Commercial Transaction; Prejudgement Remedy Waiver. THE BORROWER REPRESENTS, WARRANTS AND ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE A PART IS A "COMMERCIAL TRANSACTION" WITHIN THE MEANING OF CHAPTER 903A OF CONNECTICUT GENERAL STATUTES, AS AMENDED. THE BORROWER HEREBY WAIVES ITS RIGHT TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a ET. SEQ. AS AMENDED OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE BANKS MAY EMPLOY TO ENFORCE THEIR RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. MORE SPECIFICALLY, BORROWER ACKNOWLEDGES THAT THE BANKS' AND/OR THE BANKS' ATTORNEY MAY, PURSUANT TO CONN. GEN. STAT.
ss.52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. THE BORROWER ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE BANKS ACKNOWLEDGE BORROWER'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

ss.26. Severability.  The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                              THE J.M. NEY COMPANY




                             By:/s/ Andrew M. O'Shea
                             Its Chief Financial Officer



                             BANK OF BOSTON CONNECTICUT




                             By:/s/ Lynn Ryan
                             Its Assistant Vice President




                            RHODE ISLAND HOSPITAL TRUST NATIONAL BANK




                             By:/s/ Albert Brown
                             Its Sr. Vice President